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                                                                   Exhibit 10.13

                  January 1 - June 30, 1997 Compensation Plan
                               W. Michael Parham
                      Vice President  North American Sales


COMPENSATION OBJECTIVES
    1. Provide overall compensation that is competitive within the industry for the job position and responsibilities.
    2. Provide motivation to meet and exceed quantitative and qualitative goals for the development and management of the North American sales force.
    3. Ensure management of the North American sales force in a way that is fully compatible with and in support of, the Company's overall goals, especially attainment of quota objectives at specified expense levels.

TARGET COMPENSATION LEVEL AT PLAN
       Compensation at plan is $102,530 for the six-month period, with the opportunity for increased payout above that level based upon performance as described below.

PLAN DESCRIPTION
     The plan will operate with a base salary of $59,165 for the six-month period (paid semi-monthly). In addition to the base salary, there will be override bonus payments. Quarterly, override bonus payments will be determined in accordance with the plan and paid upon completion of the quarter's closing, allowing reasonable time for administration. The override bonus payments will have no fixed upper limit. At target, the override bonus payments would total $43,365.

PLAN OPERATION
     Override Bonus Payments: The override percentage is 0.2121% per dollar of revenue. At target, the revenue from North American sales and training is as follows:

          Q1'97    $ 9,027,000
          Q2'97    $11,419,000
                   -----------
          Total    $20,446,000

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                                                                  Exhibit 10.131

                  July 1 - December 31, 1997 Compensation Plan
                               W. Michael Parham
                  Senior Vice President  Business Development


COMPENSATION OBJECTIVES
    1. Provide overall compensation that is competitive within the industry for the job position and responsibilities.
    2. Provide motivation to meet and exceed quantitative and qualitative goals for the development and management of the North American business development group.
    3. Ensure management of the North American business development group in a way that is fully compatible with and in support of, the Company's overall goals, especially attainment of quota objectives at specified expense levels.

TARGET COMPENSATION LEVEL AT PLAN
       Compensation at plan is $112,500 for the six-month period, with the opportunity for increased payout above that level based upon performance as described below.

PLAN DESCRIPTION
     The plan will operate with a base salary of $62,500 for the six-month period (paid semi-monthly). In addition to the base salary, there will be quantitative incentive payments and qualitative incentive payments. Quarterly incentive payments will be determined in accordance with the plan and paid upon completion of the quarter's closing, allowing reasonable time for administration.

     At target, the quantitative incentive payments would total $45,000 and the qualitative incentive payments would total $5,000.

PLAN OPERATION
1.  Quantitative Incentive Payments for Indirect Software License Fee Revenue:
    For the first 1% through 100% of the plan, the override percentage is 4.2188% per dollar of revenue. At target, the software license fee revenue from North American resellers and OEM channels is as follows:

          Q3'97             $400,000
          Q4'97             $400,000
                            --------
          Total             $800,000

    From 101% through 125% of the plan, the override percentage is 6.33% per dollar of revenue. From 126% through 150% of the plan, the override percentage is 7.38% per dollar of revenue. In excess of 150% of the plan, the override percentage is 10.55% per dollar of revenue.

2.  Quantitative Incentive Payments for XcelleNet Integration Services Revenue:
    For the first 1% through 100% of the plan, the override percentage is .7031% per dollar of revenue. At target, the software license fee revenue XcelleNet integration services is as follows:

          Q3'97                $800,000
          Q4'97                $800,000
                             ----------
          Total              $1,600,000

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     From 101% through 125% of the plan, the override percentage is 1.05 % per dollar of revenue. From 126% through 150% of the plan, the override percentage is 1.23% per dollar of revenue. In excess of 150% of the plan, the override percentage is 1.76% per dollar of revenue.

3. Qualitative Incentive Payments: Attainment of quarterly qualitative performance objectives will be judged by the manager of the Senior Vice President Business Development. The ongoing agreement and specification of each quarter's qualitative will be the responsibility of the Senior Vice President Business Development and his manager. These qualitative objectives will not exceed four in number for each quarter. If all goals are met, payment will be $2,500. If fewer goals are met, the payment will be prorated accordingly.